   As filed with the Securities and Exchange Commission on October 30, 1996

                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                         ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                         ---------------------------
                           HUGOTON ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

Kansas                                                                48-1036256
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      1900 Epic Center, 301 N. Main Street
                             Wichita, Kansas  67202
          (Address of principal executive offices, including zip code)
                         ---------------------------
                           HUGOTON ENERGY CORPORATION
                AMENDED AND RESTATED 1993 NONEMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN
               JAY W. DECKER NONSTATUTORY STOCK OPTION AGREEMENT
                           (Full title of the plans)

                                 W. Mark Womble
              Executive Vice President and Chief Financial Officer
                      1900 Epic Center, 301 N. Main Street
                             Wichita, Kansas  67202
                    (Name and address of agent for service)
                                  316-262-1522
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                                Connie D. Tatum
                       HINKLE, EBERHART & ELKOURI, L.L.C.
                      2000 Epic Center, 301 N. Main Street
                          Wichita, Kansas  67202-4820

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed              Proposed
                                                 Amount             maximum              maximum             Amount of
      Title of securities                         to be       offering price per        aggregate           registration
       to be registered                      registered (1)          share            offering price            fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (2)  . . . . . . . . 75,000             $ 9.06 (3)          $  679,500 (3)        $  234.31
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value (4)  . . . . . . .  125,000             $ 8.25 (5)          $1,031,250 (5)        $  355.60
------------------------------------------------------------------------------------------------------------------------------------
Total . . . . . . . . . . . . . . . . . . . .  200,000                                                       $  589.91
====================================================================================================================================

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from reorganizations, stock dividends, or similar transactions.
(2)      Additional shares issuable under the Hugoton Energy Corporation
         Amended and Restated 1993 Nonemployee Directors' Stock Option Plan.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) on the basis of the price of the same class as determined in accordance with Rule 457(c), using the average of the high and low sales prices reported on NASDAQ for the Common Stock on October 28, 1996.
(4)      Issuable under the Jay W. Decker Nonstatutory Stock Option Agreement.
(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) based on the price at which the options may be exercised.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Hugoton Energy Corporation, a Kansas corporation (the "Registrant"), are incorporated herein by reference and made a part hereof:

         (a)     Annual Report on Form 10-K for the year ended December 31,
                 1995;

         (b) Description of the Registrant's Common Stock, no par value per share contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934 as amended (the "Exchange Act") on January 4, 1994;

         (c) Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996; and

         (d)     Quarterly Report on Form 10-Q for the Quarter ended June 30,
                 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Mr. David S. Elkouri, a director of the Registrant, has received and may receive options pursuant to the Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors' Stock Option Plan. Mr. Elkouri is a member of the law firm of Hinkle, Eberhart & Elkouri, L.L.C., which firm rendered its opinion upon the validity of the securities being registered.

Item 6.  Indemnification of Directors and Officers.

         Section 17-6305 of the Kansas Statutes authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee or agent of the corporation, or is or was serving at the request of the corporation in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 17-6305 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 17-6305 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 2 of Article V of the Registrant's Bylaws, provides, in substance, for indemnification of the Registrant's officers and directors to the fullest extent permitted by Section 17-6305 of the Kansas Statutes.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

         4.1     -        Hugoton Energy Corporation Amended and Restated 1993
                          Nonemployee Directors' Stock Option Plan

         4.2     -        Form of Stock Option Agreement

         4.3     -        Jay W. Decker Nonstatutory Stock Option Agreement

         4.4     -        Restated Articles of Incorporation of Hugoton Energy
                          Corporation, as amended (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1
                          (Registration No. 33-70924)

         4.5     -        Bylaws of Hugoton Energy Corporation, as amended
                          (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (Registration No.
                          33-70924)

         5.1     -        Opinion of Hinkle, Eberhart & Elkouri, L.L.C.

         23.1    -        Consent of Ernst & Young LLP

         23.2    -        Consent of Hinkle, Eberhart & Elkouri, L.L.C.
                          (included in Exhibit 5.1)

         24.1    -        Power of Attorney (Included on the signature page to
                          this Registration Statement)

                                  UNDERTAKINGS

         A.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on October 24, 1996.

                                    HUGOTON ENERGY CORPORATION



                                    By:  /s/ W. Mark Womble
                                        ----------------------------------------
                                         W. Mark Womble, Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Floyd C. Wilson and W. Mark Womble, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                          Title                         Date
         ---------                          -----                         ----
/s/Floyd C. Wilson                 Chairman of the Board,            October 24, 1996
--------------------------------   President, Chief Executive
Floyd C. Wilson                    Officer and Director



/s/W. Mark Womble                  Executive Vice President,         October 24, 1996
--------------------------------   Chief Financial Officer
W. Mark Womble                     (Principal Financial Officer)
                                   and Director


/s/Shane M. Bayless                Controller                        October 24, 1996
--------------------------------   (Principal
Shane M. Bayless                   Accounting Officer)



/s/Alan J. Andreini                Director                          October 24, 1996
--------------------------------
Alan J. Andreini



/s/Stephen Berger                  Director                          October 24, 1996
--------------------------------
Stephen Berger



/s/Jay W. Decker                   Director                          October 24, 1996
--------------------------------
Jay W. Decker



/s/David S. Elkouri                Director                          October 24, 1996
--------------------------------
David S. Elkouri



/s/Jonathan S. Linker              Director                          October 24, 1996
--------------------------------
Jonathan S. Linker



/s/William E. Macaulay             Director                          October 24, 1996
--------------------------------
William E. Macaulay



/s/John T. McNabb, II              Director                          October 24, 1996
--------------------------------
John T. McNabb, II

                                 EXHIBIT INDEX


Exhibit          Description of Exhibit                                                                              Page
-------          ----------------------                                                                              ----
4.1              Hugoton Energy Corporation Amended and Restated 1993 Nonemployee Directors'
                 Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

4.2              Form of Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

4.3              Jay W. Decker Nonstatutory Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . 17

4.4              Restated Articles of Incorporation of Hugoton Energy Corporation, as amended
                 (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1
                  (Registration No. 33-70924) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

4.5              Bylaws of Hugoton Energy Corporation, as amended (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (Registration No. 33-70924) . . . . . . . . . . . .

5.1              Opinion of Hinkle, Eberhart & Elkouri, L.L.C.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

23.1             Consent of Ernst & Young LLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

23.2             Consent of Hinkle, Eberhart & Elkouri, L.L.C. (included in Exhibit 5.1)  . . . . . . . . . . . . . . . .

24.1             Power of Attorney (Included on the signature page to this Registration Statement)  . . . . . . . . . . .